Exhibit 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2005 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in The First American Corporation's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP


Orange County, California
July 26, 2005